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                                                                  EXHIBIT (n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 of our report dated April 27, 2010 relating to the financial statements of The United States Life Insurance Company in the City of New York Separate Account USL VL-R, our report dated April 30, 2010 relating to the financial statements of The United States Life Insurance Company in the City of New York and our report dated April 30, 2010 relating to the statutory basis financial statements of American Home Assurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP


Houston, Texas
April 30, 2010